                                                                 EXHIBIT 10.11.2

COMMERCIAL NOTE


 Borrower:                MAXIMUS, INC.
 Loan Amount:             Ten Million Dollars and no cents ($10,000,000.00)
 Borrower's Address:      1356 Beverly Road, Suite 300
                          Mc Lean, VA 22101-3625
 Officer:                 John M Cannon _______ (initials)  Date: September 30,1997
 Account No:              04300022378842   Note No: 4003   Note Type: Renewal Loan

--------------------------------------------------------------------------------

For Value Received, the undersigned (whether one or more) jointly and severally promise to pay to the order of Crestar Bank (the "Bank") at any of its offices, or at such place as the Bank may designate in writing, without offset and in immediately available funds, the Loan Amount shown above. including or plus interest, and any other amounts due, upon the terms specified below.

LOAN TYPE AND REPAYMENT TERMS
LOAN TYPE:                Revolving Master Borrowing Line

                          This is an open end revolving line of credit. You may borrow an aggregate principal amount up to the Loan Amount shown above outstanding at any one time.

REPAYMENT TERMS:          Principal on demand, plus interest, but the
                          undersigned shall be liable for only so much of the Loan Amount as shall be equal to the total advanced to or for the undersigned, or any of them, by the Bank from time to time, less all payments made by or for the undersigned and applied by the Bank to principal, plus interest on each such advance, and any other amounts due all as shown on the Bank's books and records, which shall be prima facie evidence of the amount owed.

                          This Master Borrowing arrangement will terminate upon written notice from the Bank to the undersigned, or if such notice is not sooner given, on 03/31/2001, unless an alternate termination date is indicated in the Agreement", as defined below.

                          THE BANK SHALL HAVE THE RIGHT TO DEMAND PAYMENT AT ANY TIME EVEN IF AN EVENT OF DEFAULT (AS IDENTIFIED IN THIS NOTE) HAS NOT OCCURRED.

ADDITIONAL TERMS AND CONDITIONS:

This Note is governed by additional terms and conditions contained in a(n) Letter Agreement between the undersigned and the Bank dated September 30, 1997, and any modifications, renewals, extensions or replacements thereof (the "Agreement"), which is incorporated in this

Note by reference. In the event of a conflict between any term or condition contained in this Note and in the Agreement, such term or condition of the Agreement shall control.

INTEREST

Accrued interest will be payable on the first day of each month beginning on December 1, 1997.

Interest will accrue daily on an actual/360 basis (that is, on the actual number of days elapsed over a year of 360 days).

Each scheduled payment made on this Note will be applied to accrued interest before it is applied to principal. Interest will accrue from the date of this Note on the unpaid balance and will continue to accrue after maturity, whether by acceleration or otherwise, until this Note is paid in full. If this is a variable rate transaction, the interest rate is prospectively subject to increase or decrease without prior notice, and if this is a Term-Variable Payment loan, adjustments in the payment schedule will be made as necessary. If this is a variable transaction which uses a Crestar Prime Rate as the Index, the Index is subject to increase or decrease at the sole option of the Bank.

Subject to the above, interest per annum payable on this Note (the "Rate") will be the applicable Rate as outlined in Exhibit A, incorporated herein by reference. Adjustments to the Rate shall be effective in accordance with Exhibit A.

                                IMPORTANT NOTICE


THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.





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

This Note represents a renewal and refinance of the balance owed on note number 043000223788424003 dated April 10, 1996, in the original principal amount of $10,000,000.00.

COLLATERAL

Any collateral pledged to the Bank to secure any of the undersigned's existing or future liabilities to the Bank shall secure this Note. To the extent permitted by law, each of the undersigned grants to the Bank a security interest in and a lien upon all deposits or investments maintained by the undersigned with, and all indebtedness owed to the undersigned by, the Bank or any of its affiliates.

All of this security is referred to collectively as the "Collateral." The Collateral is security for the payment of this Note and any other liability (including overdrafts and future advances) of the undersigned to the Bank, however evidenced, now existing or hereafter incurred, matured or unmatured, direct or indirect, absolute or contingent, several, joint, or joint and several, including any extensions, modifications or renewals. The proceeds of any Collateral may be applied against the liabilities of the undersigned to the Bank in any order at the option of the Bank.

LOAN PURPOSE AND UPDATED FINANCIAL INFORMATION REQUIRED

The undersigned warrant and represent that the loan evidenced by this Note is being made solely for the purpose of acquiring or carrying on a business, professional or commercial activity or acquiring real or personal property as an investment (other than a personal investment) or for carrying on an investment activity (other than a personal investment activity). The undersigned agree to provide to the Bank updated financial information, including, but not limited to. tax returns, current financial statements in form satisfactory to the Bank, as well as additional information, reports or schedules (financial or otherwise), all as the Bank may from time to time request.

DEFAULT, ACCELERATION AND SETOFF

Any one of the following will constitute an event of default under the terms of this Note: (1) the failure to make when due any instalment or other payment, whether of principal, interest, late charges or other authorized charges due under this Note, or the failure to pay the amount demanded by the Bank if this
Note is payable on demand; (2) the death, dissolution, merger, acquisition, consolidation or termination of existence of the undersigned, any guarantor of the indebtedness of any of the undersigned to the Bank, any endorser, or any other party to this Note (collectively called a "Party"); (3) the insolvency or inability to pay debts as they mature of any Party, or the application for the appointment of a receiver for any Party or the filing of a petition under any provision of the Bankruptcy Code or other insolvency law, statute or proceeding by or against any Party or any assignment for the benefit of creditors by or against any Party; (4) the entry of a judgment against any Party or the issuance or service of any attachment, levy or garnishment against any Party or the property of any Party, or the repossession or seizure of property of any Party; (5) a determination by the Bank that it deems itself insecure or that a material adverse change in the financial condition of any Party or decline





                                     - 3 -

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or depreciation in the value or market value of any Collateral has occurred since the date of this Note or is reasonably anticipated; (6) the failure of any Party to perform any other obligation to the Bank under this Note or under any other agreement with the Bank; (7) the occurrence of an event of default with respect to any existing or future indebtedness of any Party to the Bank or any other creditor of the Party; (8) a material change in the ownership, control or management of any Party that is an entity, unless such change is approved by the Bank in its sole discretion; (9) if any Party gives notice to the Bank purporting to terminate its obligations under or with respect to this Note; (10) the sale or transfer by a Party of all or substantially all of its assets other than in the ordinary Yourself business; or (11) any Party commits fraud or makes a material misrepresentation at any time in connection with this Note. If an event of default occurs, or in the event of non-payment of this
Note in full at maturity, the entire unpaid balance of this Note will, at the option of the Bank, become immediately due and payable, without notice or demand. Upon the occurrence of an event of default, the Bank will be entitled to interest on the unpaid balance at the stated Rate plus 2.00% (the "Default Rate"), unless otherwise required by law, until paid in full. To the extent permitted by law, upon default, the Bank will have the right, in addition to all other remedies permitted by law, to set off the amount due under this Note or due under any other obligation to the Bank against any and all accounts, whether checking or savings or otherwise, credits, money, stocks, bonds or other security or property of any nature on deposit with, held by, owed by, or in the possession of, the Bank or any of its affiliates to the credit of or for the account of any Party, without notice to or consent by any Party. The remedies provided in this Note and any other agreement between the Bank and any Party are cumulative and not exclusive of any remedies provided by law.

CAPITAL ADEQUACY

Should the Bank, after the date of this Note, determine that the adoption of any law or regulation regarding capital adequacy, or any change in its interpretation or administration, has or would have the effect of reducing the Bank's rate of return under this Note to a level below that which the Bank could have achieved but for the adoption or change, by an amount which the Bank considers to be material, then, from time to time, 30 days after written demand by the Bank, the undersigned shall pay to the Bank such additional amounts as will compensate the Bank for the reduction. Each demand by the Bank will be made in good faith and accompanied by a certificate claiming compensation under this paragraph and stating the amounts to be paid to it and the basis for the payment.

LATE CHARGES AND OTHER AUTHORIZED CHARGES

If any portion of a payment is at least ten (10) days past due, the undersigned agree to pay a late charge of 5.00% of the amount which is past due. Unless prohibited by applicable law, the undersigned agree to pay the fee established by the Bank from time to time for returned checks if a payment is made on this Note with a check and the check is dishonored for any reason after the second presentment. In addition, as permitted by applicable law, the undersigned agree to pay the following: (1) all expenses, including, without limitation, all court or collection costs, and attorneys' fees of 25% of the unpaid balance of this Note, or actual attorneys' fees if in excess of such amount, whether suit be brought or not, incurred in collecting this Note; (2) all costs incurred in evaluating, preserving or disposing of any Collateral granted as security for the payment of this Note, including the cost of any audits, appraisals, appraisal updates, reappraisals or environmental inspections which the Bank from time to time in its sole discretion may deem necessary; (3) any premiums for property insurance purchased on behalf of the undersigned or on behalf of the owner(s) of the Collateral pursuant to any security instrument relating to the Collateral; (4) any expenses or costs incurred in defending any claim arising out of the execution of this Note or the obligation which it evidences, or otherwise involving the employment by the Bank of attorneys with respect to this Note and the obligations it evidences; and (5) any other charges permitted by applicable law. The undersigned agree to pay these authorized charges on demand or, at the Bank's option, the charges may be added to the unpaid balance of the Note and will accrue interest at the stated Rate. Upon the occurrence of an event of default, interest will accrue at the Default Rate.

WAIVERS

The undersigned and each other Party waive presentment, demand, protest, notice of protest and notice of dishonor and waive all exemptions, whether homestead or otherwise, as to the obligations evidenced by this Note. The undersigned and each other Party waive any rights to require the Bank to proceed against any other Party or person or any Collateral before proceeding against the undersigned or any of them, or any other Party, and agree that without notice to any Party and without affecting any Party's liability, the Bank, at any time or times, may grant extensions of the time for payment or other indulgences to any Party or permit the renewal or modification of this Note, or permit the substitution, exchange or release of any Collateral for this Note and may add or release any Party primarily or secondarily liable. The undersigned and each other Party agree that the Bank may apply all monies made available to it from any part of the proceeds of the disposition of any Collateral or by exercise of the right of setoff either to the obligations under this Note or to any other obligations of any Party to the Bank, as the Bank may elect from time to time. The undersigned also waive any rights afforded to them by Sections 49-25 and 49-26 of the Code of Virginia of 1950 as amended.
TO THE EXTENT LEGALLY PERMISSIBLE, THE UNDERSIGNED WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO TRANSACTIONS UNDER THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

JUDGMENT BY CONFESSION

The undersigned hereby duly constitute and appoint Susan M. Banks or C. B. Bohannon or Brian C. Middleton as the true and lawful attorney-in-fact for them in any or all of their names, place and stead, and upon the occurrence of an event of default, to confess judgment against them, or any of them, in the Circuit Court for the County of Fairfax, Virginia, upon this Note and all amounts owed hereunder, including all costs of collection, attorneys' fees equal to 25% of the unpaid principal balance hereof and court costs, hereby ratifying and confirming the acts of said attorney-in-fact as if done by themselves, expressly waiving benefit of any homestead or other exemption laws.

SEVERABILITY, AMENDMENTS AND NO WAIVER BY BANK

Any provision of this Note which is prohibited or unenforceable will be ineffective to the extent





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

of the prohibition or unenforceability without invalidating the remaining provisions of this Note. No amendment, modification, termination or waiver of any provision of this Note, nor consent to any departure by the undersigned from any term of this Note, will in any event be effective unless it is in writing and signed by an authorized employee of the Bank, and then the waiver or consent will be effective only in the specific instance and for the specific purpose for which given. If the interest Rate is tied to an external index and the index becomes unavailable during the term of this loan, the Bank may designate a substitute index with notice to the Borrower. No failure or delay on the part of the Bank to exercise any right, power or remedy under this Note may be construed as a waiver of the right to exercise the same or any other right at any time.

LIABILITY, SUCCESSORS AND ASSIGNS AND CHOICE OF LAW

Each of the undersigned shall be jointly and severally obligated and liable on this Note. This Note shall apply to and bind each of the undersigned's heirs, personal representatives, successors and assigns and shall inure to the benefit of the Bank, its successors and assigns. The undersigned agree that certain material events and occurrences relating to this Note bear a reasonable relationship to the Commonwealth of Virginia. The validity, terms, performance and enforcement of this Note shall be governed by applicable federal law and the internal laws of the Commonwealth of Virginia which are applicable to agreements which are negotiated, executed, delivered and performed solely in the Commonwealth of Virginia.

By signing below, the undersigned agree to the terms of this Note and acknowledge receipt of a loan in the Loan Amount shown above.


                          MAXIMUS, INC.

                          By:      /s/ David V. Mastran               (Seal)
                             ----------------------------------------
                                   David V. Mastran, Chief Executive
                                    Officer

                          By:      /s/ Raymond B. Ruddy               (Seal)
                             ----------------------------------------
                                   Raymond B. Ruddy, Chairman of
                                    the Board

                                   EXHIBIT A

                            INTEREST RATE PROVISIONS

         THIS EXHIBIT A is attached to and forms a part of that certain Commercial Note (as amended. modified, supplemented or replaced from time to time, the Note), dated September 30, 1997, in the principal amount of $10,000,000, made by MAXIMUS, INC., a Virginia corporation (the Borrower), and payable to the order of CRESTAR BANK, a Virginia banking corporation (the
Bank). Terms defined in the Note and not otherwise defined in Paragraph 5 below shall have the same defined meanings when such terms are used herein.

         1. Interest Rate. On the terms and subject to the conditions set forth below and in the Agreement, any amounts outstanding, or to be disbursed. under the Note shall bear interest at a per annum rate equal to LIBOR plus the Applicable Spread (the LIBOR Option). Interest based on the LIBOR Option shall be adjusted on the first day of each calendar month, beginning on October 1, 1997, to reflect LIBOR then in effect (each. an Interest Period). Notwithstanding any contrary provision of the Note or this Exhibit A, interest shall be calculated on the basis of the Prime Rate if (i) the Bank, in good faith, is unable to ascertain the LIBOR Option by reason of circumstances then affecting the applicable money market or otherwise, (ii) dollar deposits are not available in the applicable money market or are not available in sufficient quantities for the Bank, in its sole discretion. to ascertain the LIBOR Option,
(iii) in the sole judgment of the Bank, it becomes unlawful or impracticable for the Bank to maintain loans based upon the LIBOR Option for any reason, including, without limitation, the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, or (iv) the Bank, in good faith, determines that it is impracticable to maintain loans based on the LIBOR Option because of increased taxes, regulatory costs, reserve requirements, expenses or any other costs or charges that affect such interest rate option. Upon the occurrence of any of the above events, the outstanding principal balance of the Note immediately (or at any time thereafter at the option of the Bank), without further action of the Borrower or the Bank. shall accrue interest at the Prime Rate, adjusted on the same days on which the Bank changes its Prime Rate.

         2. Advances. The Borrower authorizes the Bank to make advances under the Note from time to time in amounts sufficient to pay checks drawn on the Borrower's operating account with the Bank, subject to the limitations set forth in the paragraph entitled, "Amount," in the Agreement. In addition, the Borrower may request an advance under the Note (each, a Request) by telephonic notice to the Bank no later than 10:00 a.m. (Washington, D.C. time) on the Business Day on which such advance is to be made. If required by the Bank, Requests made by telephone shall be confirmed in writing and delivered to the Bank within three Business Days after the date of the Request.

         3. Prepayments. The Borrower may prepay amounts owing under the Note at any time and from time to time, without premium or penalty.

         4. Indemnity. The Borrower agrees to indemnify the Bank and to hold the Bank harmless from, and to reimburse the Bank on demand for, any loss, cost, liability or expense that the Bank may sustain or incur as a result of (a) any failure by the Borrower to make a borrowing or prepayment after the Borrower has given notice thereof, if applicable, including, without limitation, any loss incurred in liquidating or employing deposits from third parties and loss of profit for the period after failure to borrow or prepay, or (b) any domestic or foreign taxes, regulatory costs, reserve requirements, assessments, expenses or other costs or charges that increase the cost to the Bank of making available to the Borrower funds at the LIBOR Option. A written statement of the Bank to the Borrower of such loss or expense shall be conclusive and binding, absent manifest error, for all purposes. Notwithstanding the foregoing, the Bank may require by notice to the Borrower that the Borrower pay directly to the appropriate governmental authority any tax, levy, impost or any other charge of any nature whatsoever as set forth herein in lieu of reimbursing the Bank for said costs and expenses. This covenant shall survive repayment of the Note and payment by the Borrower of all obligations arising under this Exhibit A.

         5. Defined Terms. The following terms as used in this Exhibit A shall have the following meanings:

                 Agreement means the letter agreement dated September 30, 1997 between the Borrower and the Bank, as the same may be amended, modified or supplemented from time to time.

                 Applicable Spread means as of the date of the Agreement, 0.65%. Based on the Leverage Ratio in effect on the last day of each fiscal quarter of the Borrower, beginning on September 30, 1997, the Applicable Spread shall be adjusted to the percentage corresponding to the applicable Leverage
Ratio:

                 Leverage Ratio                                     Applicable Spread
                 --------------                                     -----------------
                 Less than 0.8 to 1                                          0.65%
                 Greater than or equal to 0.8 to 1 and less
                  than or equal to 1.25:1                                    0.95%
                  Greater than 1.25:1                                        1.25 %

         The Applicable Spread shall be adjusted as of the first day of the calendar month following receipt by the Bank of the Borrower's quarterly financial statements. If such statements are not received within the required time limits, the Applicable Spread shall be equal to the highest percentage until the next adjustment date at the option of the Bank.

                 Business Day shall mean a day on which commercial banks are open for business and dealing in deposits in Washington, D.C., Richmond, Virginia, and New York, New York.

                 LIBOR shall mean, for each calendar month, the per annum rate of interest at which dollar deposits with a one month maturity are offered to lending banks in the London interbank market at 11:00 a.m. (London time) on the first Business Day of such calendar month (with such determination to become effective as of the first day of such calendar month if not a Business Day), based on quotations provided by the British Bankers Association and published by an interest rate reporting service selected by the Bank as adjusted for Federal Reserve Board reserve requirements and similar assessments, if any, imposed upon the Bank. LIBOR shall be set and adjusted on a monthly basis as of the first day of each calendar month hereafter, based on the LIBOR Rate in effect as of the first Business Day of each calendar month.

                 Prime Rate shall have the meaning ascribed to it in the Note.

         6. Funding. The Bank shall be entitled, but not obligated, to fund all or any portion of the Note in any manner it may determine in its sole discretion, including, without limitation, in the Grand Cayman inter-bank market, the Nassau inter-bank market, the London inter-bank market and within the United States, but all calculations and transactions hereunder shall be conducted as though the Bank actually funds all such amounts through the purchase in London or Nassau, as the case may be, of one-month offshore dollar deposits in the relevant principal amount.

         IN WITNESS WHEREOF, the Borrower has caused this Exhibit A to be executed by its duly authorized representatives as of September 30, 1997.


                                  MAXIMUS, INC., a Virginia corporation


                                  By:      /s/ David V. Mastran
                                      ---------------------------------------
                                           David V. Mastran, Chief Executive
                                            Officer

                                  By:      /s/ Raymond B. Ruddy
                                      ---------------------------------------
                                           Raymond B. Ruddy
                                           Chairman of the Board